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                                                                      EXHIBIT 14

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and "Miscellaneous" in the Prospectus included in this Registration Statement of First American Strategy Funds, Inc. filed on Form N-14, and in Sections 4.1 (f) and 4.2 (g) of the "Agreement and Plan of Reorganization" included as Appendix A to the Prospectus.

We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information both dated December 10, 2008, and inclusion of our reports dated October 23, 2008 in the Annual Reports for the year ended August 31, 2008 for Income Builder Fund and Strategy Conservative Allocation Fund which are incorporated by reference in this Registration Statement of the First American Strategy Funds, Inc. filed on Form N-14 under the Securities Act of 1933.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 27, 2009